Exhibit 10.4
REGIONAL MANAGEMENT CORP.
2007 MANAGEMENT INCENTIVE PLAN
     Regional Management Corp. a South Carolina corporation (the “Corporation”), hereby establishes the Regional Management Corp. 2007 Management Incentive Plan (the “Plan”), effective as of March 21, 2007, subject to stockholder approval.
     1. Purpose. The purpose of the Plan is to enable the Corporation to obtain and retain the services of selected persons considered essential to the long-range success of the Corporation by providing and offering them an opportunity to become owners of the Common Stock of the Corporation through stock options, including options intended to qualify as “incentive stock options” under Section 422 of the Code.
     2. Definitions. In addition to terms elsewhere defined in the Plan, the following terms will have the following respective meanings when used with initial capital letters:
          (a) “Board”: the Board of Directors of the Corporation.
          (b) “Certificate”: the Certificate of Incorporation of the Corporation, as filed with the Secretary of State of the State of South Carolina, and as further amended from time to time.
          (c) “Code”: the Internal Revenue Code of 1986, as in effect from time to time.
          (d) “Committee”: the Compensation Committee of the Board and, to the extent the administration of the Plan has been assumed by the Board pursuant to Paragraph 10, the Board.
          (e) “Common Stock”: the Common Stock, par value $1.00 per share, of the Corporation.
          (f) “Date of Grant”: the date specified by the Committee on which a grant of Stock Options will become effective.
          (g) “Duly Endorsed”: duly endorsed in blank by the Person or Persons in whose name a certificate representing a security is registered or accompanied by a duly executed instrument of assignment separate from the certificate.
          (h) “Holdings”: Regional Holdings LLC, a Delaware limited liability company.
          (i) “Incentive Stock Option”: a Stock Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code.
          (j) “Management Objectives”: the measurable performance objectives, if any, established by the Committee for a Performance Period that are to be achieved with respect to a Stock Option granted to a Participant under the Plan. Management Objectives may be described in terms of Corporation-wide objectives or in terms of objectives that are related to performance of the division, Subsidiary, department or function within the Corporation or a Subsidiary in which the Participant receiving the Stock Option is employed or on which the Participant’s efforts have the most influence. The Management Objectives established by the Committee for any Performance Period under the Plan may consist of one or more of the following:
          (i) gross profits and/or growth in gross profits in relation to target objectives;
          (ii) pre-tax profit and revenue and/or growth in pre-tax profit and revenue in relation to target objectives;
          (iii) earnings per share and/or growth in earnings per share in relation to target objectives, excluding the effect of extraordinary or nonrecurring items;
          (iv) operating cash flow and/or growth in operating cash flow in relation to target objectives;
          (v) earnings before interest, depreciation, taxes and amortization expenses;
          (vi) net income and/or growth in net income in relation to target objectives, excluding the effect of extraordinary or nonrecurring items;
          (vii) revenue and/or growth in revenue in relation to target objectives;
          (viii) total stockholder return (measured as the total of the appreciation of and dividends declared on the Common Stock) in relation to target objectives;
          (ix) return on invested capital in relation to target objectives;
          (x) return on stockholder equity in relation to target objectives; or
          (xi) return on assets in relation to target objectives.
     If the Committee determines that, as a result of a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which the Corporation conducts its business, or any other events or circumstances, the Management Objectives are no longer suitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, with respect to a Performance Period as the Committee deems appropriate and equitable, except where such action would result in the loss of the otherwise available exemption of the Stock Option under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or minimum acceptable level of achievement, in each such case to the extent it would cause such a result.

          (k) “Market Value Per Share”: at any date (i) if the Common Stock is listed on any nationally recognized stock exchange, the closing sales price of the Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange (or, if more than one exchange, the exchange with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable or (ii) if the Common Stock is not traded on any such stock exchange, the fair market value of a share of Common Stock as determined in good faith by the Board.
          (l) “Option Price”: the purchase price per share payable on exercise of a Stock Option.
          (m) “Participant”: a person who is selected by the Committee to receive a grant of Stock Options and who is at that time an executive officer, a non-employee member of the Board or the board of directors of any Subsidiary, a consultant or other independent advisor who provides services to the Corporation (or any Subsidiary) or a key employee of the Corporation or any Subsidiary.
          (n) “Performance Period”: a period of time within which the Management Objectives relating to a Stock Option are to be measured. The Performance Period will be established by the Committee at the time the Stock Option is granted.
          (o) “Person”: an individual, a corporation, a partnership, a limited liability company, an association, a trust, a joint stock company, a joint venture, an unincorporated organization, a business entity or any governmental authority.
          (p) “Public Offering”: the sale of shares of any class of equity securities of the Corporation to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar or successor form) filed under the Securities Act and underwritten by an investment banking firm of national reputation reasonably acceptable to the Corporation and Holdings.
          (q) “Rule 16b-3”: Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, as amended (or any successor rule to the same effect), as in effect from time to time.
          (r) “Stock Option”: the right to purchase one or more shares of Common Stock upon exercise of an option granted pursuant to Paragraph 4.
          (s) “Subsidiary”: means (i) any corporation of which at least 50% of the total combined voting power of all outstanding shares of stock is owned directly or indirectly in the aggregate by the Corporation and its Subsidiaries, (ii) any partnership of which at least 50% of the profits interest or capital interest is owned directly or indirectly in the aggregate by the Corporation and its Subsidiaries, and (iii) any other entity of which at least 50% of the total equity interest is owned directly or indirectly in the aggregate by the Corporation and its Subsidiaries.

     3. Shares Available Under Plan. The shares of Common Stock that may be issued or transferred and covered by outstanding Stock Options granted under the Plan will not exceed in the aggregate 1,037,412 shares. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. The number of shares of Common Stock available under this Paragraph 3 will be subject to adjustment as provided in Paragraph 7 and will be further adjusted to include shares that (i) relate to Stock Options that expire or are canceled without having been fully exercised or (ii) are transferred, surrendered or relinquished to or withheld by the Corporation in satisfaction of any Option Price or withholding amount. Upon payment by the Corporation in cash of the benefit provided by any Stock Option granted under the Plan, any shares that were covered by that Stock Option will again be available for issuance or transfer under the Plan.
     4. Stock Options for Participants. The Committee may from time to time authorize grants of Stock Options to any Participant upon such terms and conditions as it may determine in accordance with this Paragraph 4. Each grant of Stock Options may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
          (a) Each grant will be evidenced by a written award agreement, which will be executed on behalf of the Corporation by an authorized officer of the Corporation and which will contain such terms and conditions as determined by the Committee, consistent with the Plan.
          (b) Each grant will specify the number of shares of Common Stock to which it pertains.
          (c) Each grant will specify the Option Price, which will not be less than 100% of the Market Value Per Share on the Date of Grant.
          (d) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Corporation, (ii) by the actual or constructive transfer to the Corporation of shares of Common Stock owned by the Participant for at least six months (or, with the consent of the Committee, for less than six months) having an aggregate Market Value Per Share at the date of exercise equal to the aggregate Option Price, (iii) with the consent of the Committee, by authorizing the Corporation to withhold a number of shares of Common Stock otherwise issuable to the Participant having an aggregate Market Value Per Share on the date of exercise equal to the aggregate Option Price, or (iv) by a combination of such methods of payment; provided, however, that the payment methods described in clauses (ii), (iii) and (iv) will not be available at any time that the Corporation is prohibited from purchasing or acquiring such shares of Common Stock.
          (e) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker of some or all of the shares to which such exercise relates.
          (f) Successive grants may be made to the same Participant whether or not any Stock Options previously granted to such Participant remain unexercised.

          (g) Each grant will specify the required period or periods of continuous service by the Participant with the Corporation or any Subsidiary that are necessary before the Stock Options or installments thereof will become exercisable, and may include such other conditions as the Committee deems appropriate.
          (h) Any grant may specify the Management Objectives, if any, that must be achieved as a condition to the exercise of the Stock Options.
          (i) Any grant may provide for the earlier exercise of the Stock Options in the event of a change in control of the Corporation or other similar transaction or event.
          (j) Stock Options granted under this Paragraph 4 may be Incentive Stock Options, options that are not intended to be Incentive Stock Options, or combinations of the foregoing. Incentive Stock Options may be granted only to individuals who are employees of the Corporation or a Subsidiary that is a “subsidiary corporation” within the meaning of Section 424 of the Code. The aggregate number of shares of Common Stock issued or transferred by the Corporation upon the exercise of Incentive Stock Options will not exceed 1,037,412 shares, subject to adjustment as provided in Paragraph 3.
          (k) No Stock Option will be exercisable more than 10 years from the Date of Grant.
          (l) If a Participant terminates employment by reason of permanent disability (as determined by the Committee) or death, the vested portion of the Participant’s Stock Options may be exercised for a period of six months after the date of termination of employment and to the extent not previously exercised will expire six months after the date the Participant terminates employment. The nonvested portion of the Participant’s Stock Options will be forfeited upon the Participant’s termination of employment.
          (m) If the employment of a Participant is terminated by the Corporation for cause (as defined in an effective employment agreement between the Participant and the Corporation or Subsidiary or, if no such employment agreement exists, as determined by the Committee in its sole discretion), the Participant’s Stock Options will expire immediately and all unexercised Stock Options will be forfeited on the date of the Participant’s termination of employment.
          (n) If a Participant terminates employment other than as set forth in Paragraphs 4(l) and 4(m), the vested portion of the Participant’s Stock Options may be exercised for a period of 90 days after the date of termination of employment and to the extent not previously exercised will expire 90 days after the date of the termination of employment. The nonvested portion of the Participant’s Stock Options will be forfeited upon the Participant’s termination of employment.
          (o) For purposes of any provision in the Plan or a stock option agreement relating to the effect on a Stock Option of a Participant’s ceasing to perform services for the Corporation or any Subsidiary, a termination of employment or other separation from service will occur when the Participant permanently ceases to perform services for the Corporation and all Subsidiaries or when the entity for which the Participant is performing services ceases to be a

Subsidiary, unless the Participant immediately becomes employed by the Corporation or another Subsidiary.
     5. Transferability. Except as otherwise provided in the agreement evidencing a Participant’s grant, (a) no Stock Option will be transferable by the Participant other than by will or the laws of descent and distribution, and (b) no Stock Option will be exercisable during the Participant’s lifetime by any person other than the Participant or the Participant’s guardian or legal representative.
     6. Corporation’s Repurchase Right.
          (a) Subject to the terms of this Paragraph 6, upon the occurrence of any Repurchase Event (as defined herein) the Corporation will have the right to repurchase all or any portion of the shares of Common Stock issued to such Participant upon the exercise of a Stock Option (the “Option Shares”). The repurchase right may be exercised by the Corporation at any time following the date of a Repurchase Event by giving the holder of the Option Shares written notice of its intention to exercise such right. The purchase price per share will be the Market Value Per Share on the date of such notice; provided, however, that if the Participant’s employment with the Corporation is terminated for cause, the purchase price per share will be the lesser of the Market Value Per Share on the date of such notice or the purchase price per share paid by the Participant.
          (b) Within 30 days following the date of delivery by the Corporation of a written notice of its election to exercise its repurchase right pursuant to this Paragraph 6, the Corporation will pay to the Participant or other holder of the Option Shares the full amount of the purchase price in cash, and the Participant or holder will deliver to the Corporation the stock certificate or certificates representing the Option Shares being purchased, Duly Endorsed and free and clear of any and all liens, charges and encumbrances.
          (c) For purposes of the Plan, “Repurchase Event” means (i) the termination of the Participant’s employment with the Corporation and its Subsidiaries for any reason whatsoever, regardless of the circumstances thereof, and including without limitation death, disability, retirement, discharge or resignation for any reason, whether voluntary or involuntary; (ii) the filing of a voluntary petition under any bankruptcy or insolvency law, or a petition for the appointment of a receiver or the making of an assignment for the benefit of creditors, with respect to the Participant or other holder of the Option Shares; (iii) the Participant or other holder of Option Shares being subjected involuntarily to a petition or assignment or to an attachment or other legal or equitable interest with respect to his or her assets, which involuntary petition or assignment or attachment is not discharged within 60 days after its date; or (iv) the Participant or other holder being subject to a transfer of Option Shares by operation of law.
          (d) If any change in the Common Stock of the Corporation occurs as a result of any transaction or event described in Paragraph 7, the restrictions contained in this Paragraph 6 will apply with equal force to additional and/or substitute securities, if any, received by the Participant in exchange for, or by virtue of his or her ownership of, Option Shares.

          (e) If the Participant or holder fails or refuses to deliver on a timely basis Duly Endorsed certificates representing Option Shares purchased by the Corporation pursuant to this Paragraph 6, the Corporation will have the right to deposit the purchase price for such Option Shares in a special account with any bank or trust company, giving notice of such deposit to the Participant or holder, whereupon (i) such Option Shares will be deemed to have been purchased by the Corporation and (ii) the Corporation shall make an appropriate notation on its books and records reflecting such repurchase and may place stop-transfer or similar instructions with respect to such Option Shares with any transfer agent for the Common Stock. All such monies will be held by the bank or trust company for the benefit of the Participant or holder. All monies deposited with the bank or trust company but remaining unclaimed for two years after the date of deposit will be repaid by the bank or trust company to the Corporation on demand and become general funds of the Corporation, and the Participant or holder will thereafter look only to the Corporation for payment.
          (f) The repurchase right of the Corporation set forth above will remain in effect until the closing of a Public Offering, and will be binding upon any transferee of Option Shares. The Corporation may place a legend on any certificate for Option Shares delivered to the Participant reflecting the repurchase rights provided in the Plan.
     7. Adjustments. The Committee will make or provide for such adjustments in the maximum number of shares specified in Paragraph 3 and Paragraph 4, in the numbers of shares of Common Stock covered by outstanding Stock Options granted hereunder, in the Option Price applicable to any such Stock Options, and/or in the kind of shares covered thereby (including shares of another issuer), as the Committee in its sole discretion may determine is equitably required to maintain the intent of the Plan or to prevent dilution or enlargement of the rights of Participants that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, or (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its sole discretion, may provide in substitution for any or all outstanding Stock Options under the Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection with such substitution the surrender of all Stock Options so replaced.
     8. Fractional Shares. The Corporation will not be required to issue any fractional share of Common Stock pursuant to the Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.
     9. Withholding Taxes. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under the Plan (including as a result of the exercise of any Stock Option), and the amounts available to the Corporation for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld. In addition, if permitted by the Committee, the Participant or such other person may elect to have any withholding obligation of the Corporation satisfied with shares of Common Stock (valued at the Market Value Per Share at such time) that would otherwise be transferred to the Participant or such other person in payment of the aggregate Option Price. In no event, however, will shares of Common Stock be withheld in excess of the minimum number of shares required to satisfy the Corporation’s withholding obligation.
     10. Administration of the Plan.
          (a) Prior to the Corporation’s initial registration of Common Stock under Section 12 of the Securities Exchange Act of 1934, as amended, unless the Board determines otherwise, the Committee will consist of the entire Board. Following such registration, unless the Board determines otherwise, the Committee will consist of two or more directors appointed by the Board, all of whom will qualify as “non-employee directors” as defined in Rule 16b-3 and as “outside directors” as defined in regulations adopted under Section 162(m) of the Code, as such terms may be amended from time to time, and its size and members will otherwise satisfy applicable requirements of any exchange or market system upon which shares of Common Stock are listed or admitted to trading. Appointment of Committee members will be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee will be filled by the Board.
          (b) The Committee has the full authority and discretion to administer the Plan and to take any action that is necessary or advisable in connection with the administration of the Plan, including without limitation the authority and discretion to interpret and construe any provision of the Plan or of any agreement, notification or document evidencing the grant of a Stock Option, and to determine whether a Participant’s termination of employment resulted from voluntary resignation for good reason, discharge for cause or any other reason. The interpretation and construction by the Committee of any such provision and any determination by the Committee pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee will be liable for any such action or determination made in good faith.
          (c) Prior to the Corporation’s initial registration of Common Stock under Section 12 of the Securities and Exchange Act of 1934, as amended, the Committee will act by action of the Board. Thereafter, the Committee will act by a majority of the votes of its members in office and the Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by directors constituting a voting majority of the Committee.
     11. Other Provisions.
          (a) No grant of Stock Options will be exercisable unless the Plan has been approved by the stockholders of the Corporation within 12 months of the effective date of the Plan. Any Stock Option exercised or granted before stockholder approval is obtained will be rescinded if stockholder approval is not obtained within 12 months of the effective date of the Plan.

          (b) The Plan may be amended from time to time by the Committee or the Board but may not be amended without further approval by the stockholders of the Corporation if such amendment would result in the Plan no longer satisfying any applicable requirements of the New York Stock Exchange (or any other exchange or market system upon which shares of Common Stock are listed or quoted or admitted to trading), Rule 16b-3 or Section 162(m) of the Code.
          (c) Neither the Committee nor the Board will authorize the amendment of any outstanding Stock Option to reduce the Option Price without the further approval of each class of stockholders of the Corporation. Furthermore, no Stock Option will be cancelled and replaced with Stock Options having a lower Option Price without further approval of each class of the stockholders of the Corporation. This Paragraph 11(c) is intended to prohibit the repricing of “underwater” Stock Options and will not be construed to prohibit the adjustments provided for in Paragraph 7.
          (d) The Plan will terminate automatically 10 years after its adoption by the Board and may be terminated at any earlier time by an action of the Board. The termination of the Plan will not adversely affect the terms of any outstanding Stock Option.
          (e) The Plan does not confer upon any Participant any right with respect to continuance of employment or other service with the Corporation or any Subsidiary, nor will it interfere in any way with any right the Corporation or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.
          (f) If the Committee determines, with the advice of legal counsel, that any provision of the Plan would prevent the payment of any Stock Option intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code from so qualifying, such Plan provision will be invalid and cease to have any effect without affecting the validity or effectiveness of any other provision of the Plan.
          (g) To the extent applicable, it is intended that the Plan and any grants made hereunder comply with the provisions of Section 409A of the Code. The Plan and any grants made hereunder will be administered in a manner consistent with this intent, and any provision that would cause this Plan or any grant made hereunder to fail to satisfy Section 409A of the Code will have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Corporation without the consent of Participants). Any reference in the Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
          (h) The provisions of the Plan are not intended, and should not be construed, to be legal, business or tax advice. The Corporation, the Subsidiaries, Participants and any other party having any interest herein are hereby informed that the U.S. federal tax advice contained in this document (if any) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to any party any transaction or matter addressed herein.

     12. Governing Law. The Plan, all Stock Options and all actions taken under the Plan and with respect to Stock Options will be governed in all respects in accordance with the laws of the State of Delaware, but without giving effect to the principles of conflict of laws of the State of Delaware.
[SIGNATURE PAGE FOLLOWS]

     As adopted by the Board of Directors as of the date first set forth above.

REGIONAL MANAGEMENT CORP.
By:	/s/ Eric A. Anderson
Eric A. Anderson
Chief Financial Officer

[Signature Page to the Management Incentive Plan]